Exhibit 99.1

Statements of Revenues and Direct Operating Expenses of the

Permian Basin assets to be Acquired

Following are the audited Statements of Revenues and Direct Operating Expenses of the Permian Basin Assets to be acquired from Comstock Resources, LP (“Comstock”), a wholly owned subsidiary of Comstock Resources, Inc., for the years ended December 31, 2012 and 2011. Complete financial and operating information related to the Permian Basin Assets, including balance sheet and cash flow information, are not presented because the working interest to be acquired was not accounted for as a separate subsidiary or division of Comstock, and therefore complete financial statements for those years are not available.

Independent Auditor’s Report

To the Board of Directors

and Stockholders of Rosetta Resources Inc.:

We have audited the accompanying financial statements which comprise the statements of revenues and direct operating expenses of certain oil and gas properties of Comstock Resources, Inc. (the “Permian Basin Assets”) for the years ended December 31, 2012 and 2011.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Permian Basin Assets for the years ended December 31, 2012 and 2011 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements reflect the revenues and direct operating expenses of the Permian Basin Assets using the basis of presentation described in Note 1 and are not intended to be a complete presentation of the financial position, results of operations or cash flows of the Permian Basin Assets.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 15, 2013

Statements of Revenues and Direct Operating Expenses of the

Permian Basin Assets (as described in Note 1)

	Year Ended December 31,
	2012	2011
	(in thousands)
Revenues	$42,140	$21,424
Direct operating expenses	(12,740)	(5,089)

Revenues in excess of direct operating expenses	$29,400	$16,335

See accompanying notes to the Statements of Revenues and Direct Operating Expenses.

Notes to Statements of Revenues and Direct Operating Expenses of the

Permian Basin Assets (as described in Note 1)

(1) — Basis of Presentation

On March 14, 2013, Rosetta Resources Operating LP, a wholly owned subsidiary of Rosetta Resources Inc. (collectively “Rosetta”), entered into a purchase and sale agreement (the “PSA”) to acquire from Comstock Oil and Gas, LP., a wholly owned subsidiary of Comstock Resources, Inc. (“Comstock”), its interests in approximately 53,300 net acres in the Permian Basin (the “Permian Basin Assets”) for a total of $768 million in cash, subject to customary purchase price adjustments. The PSA contains customary representations and warranties, covenants, indemnification provisions and conditions to closing. The PSA is effective as of January 1, 2013 and the parties expect that the transaction will close on or before May 14, 2013.

The accompanying audited statements include revenues from oil (including condensate), natural gas liquids, or “NGLs” and natural gas production and direct operating expenses associated with the Permian Basin Assets. For purposes of these statements, all properties identified in the PSA are included herein. The accompanying statements vary from a complete income statement in accordance with accounting principles generally accepted in the United States of America in that they do not reflect certain expenses incurred in connection with the ownership and operation of the Permian Basin Assets, including but not limited to general and administrative expenses, interest expense and federal and state income taxes. These costs were not separately allocated to the working interests of the Permian Basin Assets in the accounting records of Comstock. In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations indicative of the historical performance of the Permian Basin Assets had they been Rosetta properties, due to the differing size, structure, operations and accounting policies of Comstock versus Rosetta.

The accompanying statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs that Rosetta will incur upon the allocation of the purchase price paid for the Permian Basin Assets. Furthermore, no balance sheet has been presented for the Permian Basin Assets because the acquired properties were not accounted for as a separate subsidiary or division of Comstock and complete financial statements are not available, nor has information about the Permian Basin Assets’ operating, investing and financing cash flows been provided for similar reasons. Accordingly, the historical Statements of Revenues and Direct Operating Expenses of the Permian Basin Assets are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.

These Statements of Revenues and Direct Operating Expenses are not indicative of the results of operations for the Permian Basin Assets on a go forward basis.

(2) — Summary of Significant Accounting Policies

Use of Estimates — The Statements of Revenues and Direct Operating Expenses are derived from the historical operating statements of Comstock. Accounting principles generally accepted in the United States of America require management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Direct Operating Expenses. Actual results could be different from those estimates.

Revenue Recognition — Total revenues in the accompanying statements include the sale of oil and natural gas, net of royalties. Revenues related to the Permian Basin Assets are recognized when the significant risks and rewards of ownership have been transferred, which is when title passes to the customer, evidence that an arrangement exists and collectibility is reasonably assured. Oil and natural gas revenues included in these statements are recorded on the sales method whereby revenues are recognized at the time of delivery based on the amount of oil or natural gas sold to purchasers. There were no significant imbalances with other revenue interest owners during the years ended December 31, 2012 and 2011.

During 2012, sales to Shell Trading (US) Company and Plains Marketing, L.P. accounted for approximately 45% and 26%, respectively, of the Permian Basin Assets’ total revenues. During 2011, sales to Plains Marketing, L.P., Eastex Crude Company and Regency Gas Services accounted for approximately 57%, 16% and 13%, respectively, of the Permian Basin Assets’ total revenues. During such periods, no other purchaser accounted for more than 10% of the total revenues. The loss of any single significant customer or contract could have a material adverse short-term effect; however, it is unlikely that the loss of any single significant customer or contract would materially affect the Permian Basin Assets in the long-term, as management believes such purchasers could be replaced by other purchasers under contracts with similar terms and conditions.

Direct Operating Expenses — Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the Permian Basin Assets. Direct operating expenses include lease operating expenses, production taxes, and processing and transportation expenses. Lease operating expenses include lifting costs, well repair expenses, facility maintenance expenses, well workover costs, and other field-related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil and natural gas production activities.

(3) — Contingencies

The activities of the Permian Basin Assets may become subject to potential claims and litigation in the normal course of operations. Rosetta does not believe that any liability resulting from any pending or threatened litigation will have a material adverse effect on the operations or financial results of the Permian Basin Assets.

(4) — Subsequent Events

Rosetta has evaluated subsequent events through April 15, 2013, the date the Statements of Revenues and Direct Operating Expenses were available to be issued, and has concluded that no events need to be reported in relation to this period.

Supplementary Oil and Gas Disclosures (Unaudited)

Supplemental reserve information

The following unaudited supplemental reserve information summarizes the net proved reserves of oil and natural gas and the standardized measure thereof for the years ended December 31, 2012 and 2011 attributable to the Permian Basin Assets. All of the reserves are located in the United States. The following table sets forth certain information with respect to the reserves attributable to the Permian Basin Assets for 2012 and 2011. The reserve disclosures are based on reserve studies prepared as of December 31, 2012 in accordance with the guidelines established by the SEC.

There are numerous uncertainties inherent in estimating quantities and values of proved reserves and in projecting future rates of production and the amount and timing of development expenditures, including many factors beyond the property owner’s control. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Because all reserve estimates are to some degree subjective, the quantities of oil and natural gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and natural gas sales prices may each differ from those assumed in these estimates. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data. The standardized measure shown below represents estimates only and should not be construed as the current market value of the estimated oil and natural gas reserves attributable to the Permian Basin Assets. In this regard, the information set forth in the following tables includes revisions of reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions reflect additional information from subsequent development activities, production history of the Permian Basin Assets and any adjustments in the projected economic life of such properties resulting from changes in product prices.

Estimated quantities of oil and natural gas reserves

The following table sets forth certain data pertaining to the Permian Basin Assets’ proved, proved developed and proved undeveloped reserves for the years ended December 31, 2012 and 2011. The below amounts may differ from those filed by Comstock in the Annual Report on Form 10-K for the year ended December 31, 2012 as a result of Comstock’s February 2013 divestiture of certain wells in Reeves County.

	Oil (MBbl) (1)	Natural gas (MMcf)	Equivalents (MBoe)
Net proved reserves at December 31, 2010	5,144	10,406	6,878
Revisions of previous estimates	54	93	69
Purchases in place	—	—	—
Extensions, discoveries and other additions	10,460	20,892	13,943
Sales in place	—	—	—
Production	(201)	(408)	(269)

Net proved reserves at December 31, 2011	15,457	30,983	20,621
Revisions of previous estimates	(430)	(1,375)	(659)
Purchases in place	—	—	—
Extensions, discoveries and other additions	4,727	8,338	6,116
Sales in place	—	—	—
Production	(448)	(823)	(585)

Net proved reserves at December 31, 2012	19,306	37,123	25,493

Proved Developed Reserves
December 31, 2010	515	1,064	693
December 31, 2011	1,548	3,168	2,076
December 31, 2012	3,756	5,999	4,756

Proved Undeveloped Reserves
December 31, 2010	4,629	9,342	6,185
December 31, 2011	13,909	27,815	18,545
December 31, 2012	15,550	31,124	20,737

(1)	Includes crude oil and condensate.

Standardized Measure of Discounted Future Net Cash Flows

The Standardized Measure of Discounted Future Net Cash Flows (excluding income tax expense) relating to proved crude oil and natural gas reserves is presented below:

	Year Ended December 31,
	2012	2011
	(In millions)
Future cash inflows	$1,911	$1,697
Future production costs	(633)	(434)
Future development costs	(592)	(526)

Future net cash flows	686	737
Discount to present value at 10% annual rate	(482)	(465)

Standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves	$204	$272

The Standardized Measure of Discounted Future Net Cash Flows (discounted at 10%) from production of proved reserves was developed as follows:

1.	An estimate was made of the quantity of proved reserves and the future periods in which they are expected to be produced based on year-end economic conditions.

2.	In accordance with SEC guidelines, the engineers’ estimates of future net revenues from proved properties and the present value thereof are made using the twelve-month average of the first-day-of-the-month reference prices as adjusted for location and quality differentials.

3.	The future gross revenue streams were reduced by estimated future operating costs and future development and abandonment costs, all of which were based on current costs in effect at December 31 of the year presented and held constant throughout the life of the properties.

As described in Note 1, these Statements of Revenue and Direct Operating Expenses do not include income tax expense or balance sheet information, and therefore income tax expense was omitted from the Standardized Measure of Discounted Future Net Cash Flows calculation. The principal sources of changes in the Standardized Measure of Discounted Future Net Cash Flows for each of the two years in the period ended December 31, 2012, are as follows:

	Year ended December 31
	2012	2011
	(in millions)
Standardized measure - beginning of year	$272	$65
Sales and transfers of crude oil and natural gas produced, net of production costs	(29)	(16)
Revisions to estimates of proved reserves:
Net changes in prices and production costs	(83)	22
Extensions, discoveries, additions and improved recovery, net of related costs	126	188
Development costs incurred	27	—
Changes in estimated future development costs	(13)	—
Revisions of previous quantity estimates	(15)	2
Accretion of discount	27	7
Purchases of reserve in place	—	—
Sales of reserves in place	—	—
Changes in timing and other (1)	(108)	4

Standardized measure - end of year	$204	$272

(1)	The $108 million change during 2008 was primarily due to a change in development plans resulting from a decision to slow the pace of developing proved reserves to allow for the drilling of more unproved locations.